Exhibit 99.2

NEWS CORPORATION
(a Delaware corporation)

14,071,293 Shares

CLASS B COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

September 8, 2025

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

The shareholders named in Schedule I hereto (collectively, the “Selling Shareholders”) of News Corporation, a Delaware corporation (the “Company”), severally and not jointly propose to sell to Morgan Stanley & Co. LLC (“Morgan Stanley” or the “Underwriter”), an aggregate of 14,071,293 shares of the Class B Common Stock, par value $0.01 per share of the Company (the “Shares”), with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.  The shares of Class B Common Stock, par value $0.01 per share of the Company, to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-287206), which contains a prospectus to be used in connection with the public offering and sale of the securities registered thereby, including the Shares.  Such registration statement, including the financial statements, exhibits and schedules thereto, at the time it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act (the “Rule 430 Information”), is called the “Registration Statement.” The term “Preliminary Prospectus” means the prospectus included in the Registration Statement at the time it became effective, and any preliminary prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act.  The term “Time of Sale Prospectus” means the (i) the Preliminary Prospectus and (ii) any “free writing prospectus” as defined in Rule 405 of the Securities Act and the pricing information each identified in Schedule III hereto, which were available to purchasers of Shares at or prior to the time when sales of Shares were first made (the “Applicable Time”). The term “Final Prospectus” means the prospectus included in the Registration Statement (and any amendments thereto) at the time it became effective, and the prospectus supplement relating to the Shares in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation and sales of the Shares. The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(e) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

Any reference herein to the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus, the Time of Sale Prospectus or Final Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or Final Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Final Prospectus, as the case may be in accordance with Section 7 below.

Copies of the Preliminary Prospectus have been, and copies of the Time of Sale Prospectus and the Final Prospectus have been or will be, made available or delivered by the Company to the Underwriter pursuant to the terms of this underwriting agreement (this “Agreement”).  The Company hereby confirms that it has authorized the use of the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus in connection with the offering and resale of the Shares by the Underwriter in accordance with Section 12 hereof.

1.          Representations and Warranties of the Company.

(a)          The Company hereby represents and warrants to the Underwriter and the Selling Shareholders that, as of the date hereof and as of the Closing Date:

(i)          No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) any Selling Shareholder Information (as defined in Section 2(g)) furnished to the Company in writing by the Selling Shareholders or (ii) any Underwriter Information (as defined in Section 11(c)) furnished to the Company in writing by the Underwriter, in each case expressly for use in any Preliminary Prospectus.

(ii)          The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Registration Statement has become effective, and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the effective date of the Registration Statement and any amendments thereto, the Registration Statement complied in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, and the Registration Statement, when it became effective, did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) any Selling Shareholder Information furnished to the Company in writing by the Selling Shareholders or (ii) any Underwriter Information furnished to the Company in writing by the Underwriter, in each case expressly for use in the Registration Statement and the Final Prospectus and any amendment or supplement thereto.

(iii)          Neither the Time of Sale Prospectus, as of the Applicable Time, nor the Final Prospectus, as of its date or (as amended or supplemented in accordance with Section 7(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Time of Sale Prospectus, the Final Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with (i) any Selling Shareholder Information furnished to the Company in writing by the Selling Shareholders and (ii) any Underwriter Information furnished to the Company in writing by or on behalf of the Underwriter, in each case expressly for use in the Time of Sale Prospectus, the Final Prospectus or any amendment or supplement thereto, as the case may be.  The Time of Sale Prospectus contains, and the Final Prospectus will contain, all the information specified in, and meeting the requirements of, Securities Act and the Exchange Act, as applicable.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus and the Final Prospectus.

(iv)          The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company, an “Issuer Free Writing Prospectus”) other than (i) the Time of Sale Prospectus, (ii) the Final Prospectus, (iii) any electronic road show or other written communications listed on Schedule III, in each case used in accordance with Section 7(a), and (iv) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act.  Each such Issuer Free Writing Prospectus set forth in (iii) and (iv) above, when taken together with the Time of Sale Prospectus, did not as of the Applicable Time, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Issuer Free Writing Prospectus and broadly available road show, as applicable, made in reliance upon and in conformity with (i) any Selling Shareholder Information furnished to the Company in writing by the Selling Shareholders and (ii) any Underwriter Information furnished to the Company in writing by or on behalf of the Underwriter, in each case expressly for use therein.

(v)          The documents incorporated or deemed to be incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”), complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act.  Each such Incorporated Document, when taken together with the Registration Statement and the Time of Sale Prospectus, at the Applicable Time and at the Closing Date, did not and will not, and when taken together with the Final Prospectus, at the date of the Final Prospectus and at the Closing Date, did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)          This Agreement has been duly authorized, executed and delivered by the Company.

(vii)          All of the issued and outstanding capital stock or other ownership interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, there are no outstanding warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock in the Company.

(viii)          The authorized capital stock of the Company conforms as to legal matters, in all material respects, to the description thereof contained in each of the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(ix)          Subject to the qualifications, assumptions and limitations set forth in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, the statements under the caption “Material U.S. Federal Tax Considerations to Non-U.S. Holders of Our Class B Common Stock” in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, as applicable, insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters referenced therein, in all material respects.

(x)          Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus: there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and each of its subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (collectively, the “Subsidiaries”), considered as one entity (any such change is called a “Material Adverse Change”).

(xi)          Ernst & Young LLP, who are reporting upon the financial statements for the Company and its Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, are independent registered public accountants with respect to the Company and its Subsidiaries as required by the Securities Act, the Exchange Act and the applicable published rules and regulations thereunder and are a registered public accounting firm with the Public Company Accounting Oversight Board.

(xii)          Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, the financial statements, together with the related notes included in and/or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xiii)          Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other business entity power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus in all material respects and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Subsidiary is duly qualified as a foreign corporation or other business entity to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. All of the issued and outstanding shares of capital stock or other ownership interest of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and except for (i) directors’ qualifying shares or substantially similar shares and (ii) the equity interests not owned, directly or indirectly, by the Company of REA Group Limited and its Subsidiaries, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not have any subsidiary not listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 which is required to be so listed.

(xiv)          Neither the Company nor any of its Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by-laws or applicable governing documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement by the Company, and the sale and delivery of the Shares and consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Final Prospectus (i) will not result in any Default under the charter or by-laws of the Company or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries, except, with respect to clause (ii) only, for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and, with respect to clause (iii) only, for such violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Final Prospectus. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required by the Company for the execution, delivery and performance of this Agreement by the Company to the extent a party thereto, or for the sale and delivery of the Shares or consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, except such as have been obtained or made by the Company and are in full force and effect or as may be required under the Securities Act, applicable state securities or Blue Sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xv)          Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries, which has as the subject thereof any officer or director (in their capacity as such director or officer) of, or property owned or leased by, the Company or any of its Subsidiaries, where any such action, suit or proceeding, if determined adversely, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, except as would not otherwise reasonably be expected to result in a Material Adverse Change.

(xvi)          No labor dispute with the employees of the Company or any of its Subsidiaries exists that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xvii)          To the Company’s knowledge, the Company or its Subsidiaries own or possess the right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets and know-how used by the Company or its Subsidiaries in, and material to, the conduct of the Company’s or its Subsidiaries’ business as now conducted or as proposed in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus to be conducted (collectively, the “Intellectual Property”). There are no material legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party.

(xviii)          The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not required to register as an “investment company” within the meaning of the Investment Company Act.

(xix)          The Company and its Significant Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company believes are adequate for its business. The Company has not received notice that any material policy of insurance insuring the Company or any of its Significant Subsidiaries or their respective businesses, assets, employees, officers and directors are not in full force and effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where any such claims would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xx)          The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares in violation of Regulation M under the Exchange Act.

(xxi)          None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a material violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act of 2010 (the “Bribery Act”) or any other applicable anti-bribery or anti-corruption law, and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA, the Bribery Act or such other applicable anti-bribery or anti-corruption laws.

(xxii)          None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is an individual or entity (“Person”) that is or is owned or controlled by one or more Persons that are subject to any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located or resident in a country or territory that is the subject of Sanctions, where such operations are in violation of such Sanctions, nor is the Company or any of its Subsidiaries organized in a country or territory that is the subject of comprehensive Sanctions; and since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, the Company and each of its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except as authorized under Sanctions.

(xxiii)          The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency including but not limited to the Bank Secrecy Act of 1970, the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”), in each case, as applicable to the Company or any of its Subsidiaries, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxiv)          Except as would not otherwise reasonably be expected to result in a Material Adverse Change, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, and (iv) are not subject to any claims or liabilities arising out of the release of or exposure to wastes, pollutants or contaminants and are not aware of any facts or circumstances which would form a reasonable basis for any such claim.

(xxv)          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvi)          The Company and its Subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxvii)          The Company and its Subsidiaries, taken as a whole, maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act, and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Company’s Chief Financial Officer, since June 30, 2025, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxviii)          Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of any of the Company’s, and its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data, in each case that is processed or stored by the Company, and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise of their IT Systems and Data. The Company and its Subsidiaries have implemented controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or in compliance in all material respects with applicable regulatory standards. The Company and its Subsidiaries are presently in compliance in all material respects with (i) all applicable laws or statutes and all binding judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, (ii) the Company’s and its Subsidiaries’ external policies and (iii) contractual obligations binding upon the Company and its Subsidiaries, in each case to the extent relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxix)          Except for failures that would not, individually or in the aggregate, result in a Material Adverse Change, (A) the Company possesses adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company, and (B) the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

(xxx)          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Prospectus or the Final Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed other than in good faith.

(xxxi)          The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case, as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares.

(xxxii)          There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(xxxiii)          Except for failures that would not, individually or in the aggregate, result in a Material Adverse Change, the Company and its subsidiaries have filed all U.S. federal, state and local and non-U.S. tax returns required to have been filed by them and have paid all taxes required to have been paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP.

(b)          Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company as to the matters covered thereby, to the Underwriter.

2.          Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder represents and warrants to and agrees with the Underwriter and the Company that:

(a)          This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)          The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by‑laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c)          Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8‑501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances.  Such Selling Shareholder has, and on the Closing Date will have, the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares, except such as have been obtained and are in full force and effect at or prior to the Closing Date or as may be required under the Securities Act, applicable state securities or Blue Sky laws, the NASDAQ Global Market and from FINRA.

(d)          [Reserved].

(e)          Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor any the Underwriter has notice of any adverse claim (within the meaning of Section 8‑105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8‑303 of the UCC, (B) under Section 8‑501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8‑102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occurs, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8‑102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(f)          Such Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries which is not set forth in the Registration Statement, the Preliminary Prospectus or the Final Prospectus to sell its Shares pursuant to this Agreement.

(g)          (i) As of the effective date of the Registration Statement and any amendments thereto, the Registration Statement complied in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, and the Registration Statement, when it became effective, did not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such representations and warranties set forth in this Section 2(g) apply only to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Selling Shareholders expressly for use in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, it being understood and agreed that the only such information furnished by the Selling Shareholders consists only of (A) the legal name and address of the Selling Shareholders set forth under the caption “Selling Stockholders” and (B) the number of Shares owned by the Selling Shareholders before and after the offering (excluding percentages) that appears in the table (and corresponding footnotes) under the caption “Selling Stockholders” (collectively, the “Selling Shareholder Information”).

(h)          None of such Selling Shareholder or any of its subsidiaries, directors, officers, or employees or, to the knowledge of such Selling Shareholder, any agent or affiliate of such Selling Shareholder or any of its subsidiaries is a Person that is, or is owned or controlled by one or more Persons that are subject to any Sanctions, nor is such Selling Shareholder or any of its subsidiaries located or resident  in a country or territory that is the subject of Sanctions, where such operations are in violation of such Sanctions, nor is such Selling Shareholder or any of its subsidiaries organized in a country or territory that is the subject of comprehensive Sanctions; the Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partner or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is or whose government is, the subject of Sanctions; and since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, such Selling Shareholder and each of its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(i)          The operations of such Selling Shareholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Selling Shareholder, threatened.

(j)          None of such Selling Shareholder, any of its subsidiaries, directors, officers, employees, or, to the knowledge of such Selling Shareholder, agent or other person acting on behalf of such Selling Shareholder or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation of any provision of the FCPA, the Bribery Act or any other applicable anti-bribery or anti-corruption law, and such Selling Shareholder and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA, the Bribery Act or such other applicable anti-bribery or anti-corruption laws.

(k)          Such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(l)          The Selling Shareholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares in violation of Regulation M under the Exchange Act.

3.          Agreements to Sell and Purchase.  Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $31.98 a share (the “Purchase Price”) the number of Shares (subject to such adjustments to eliminate fractional shares as the Underwriter may determine) that bears the same proportion to the number of Shares to be sold by such Selling Shareholder as the number of Shares set forth in Schedule II hereto opposite the name of the Underwriter bears to the total number of Shares.

4.          Terms of Public Offering.  The Selling Shareholders are advised by the Underwriter that the Underwriter proposes to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Underwriter’s judgment is advisable.  The Selling Shareholders are further advised by the Underwriter that the Shares are to be offered to the public initially at $32.45 a share (the “Public Offering Price”) and to certain dealers selected by the Underwriter at a price that represents a concession not in excess of $0.32 a share under the Public Offering Price.

5.          Payment and Delivery.  Payment for the Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Shares for the account of the Underwriter at 10:00 a.m., New York City time, on September 10, 2025, or at such other time on the same or such other date, not later than September 17, 2025, as shall be designated in writing by the Underwriter.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than one business day prior to the Closing Date.  The Shares shall be delivered to the Underwriter on the Closing Date for the account of the Underwriter.  The Purchase Price payable by the Underwriter shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriter in connection with the transfer of the Shares to the Underwriter duly paid and (ii) any withholding required by law.

6.          Conditions to the Underwriter’s Obligations.  The obligations of the Selling Shareholders to sell the Shares to the Underwriter and the obligations of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective prior to the execution of this Agreement.

The obligation of the Underwriter is subject to the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)          in the judgment of the Underwriter, there shall not have occurred any Material Adverse Change that would make it impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus;

(ii)          no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; and

(iii)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(b)          The Underwriter shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(ii) and (iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate, dated the Closing Date and signed by the trustee on behalf of the Selling Shareholders, to the effect that the representations and warranties of the Selling Shareholders contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholders have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate pursuant to Section 6(b)(i) may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (and which negative assurance letter shall include the Selling Shareholders as addressees).

(d)          The Underwriter shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, counsel for the trustee on behalf of the Selling Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(e)          The Underwriter shall have received on the Closing Date an opinion of Aguirre Riley P.C., Nevada counsel for the trustee on behalf of the Selling Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(f)          The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(g)          The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter and addressed to the Underwriter and the Selling Shareholders, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date not earlier than the date hereof.

(h)          The lock-up agreements in substantially the form attached hereto as Exhibit A (collectively, the “Lock-up Agreements”) between the Underwriter and certain shareholders, officers and directors of the Company as set forth on Schedule IV hereto, shall be in full force and effect on the Closing Date.

7.          Covenants of the Company.  The Company covenants with the Underwriter as follows:

(a)          (i) To prepare the Final Prospectus in a form approved by the Underwriter and to file such Final Prospectus pursuant to Rule 424(b) under the Securities Act prior to the earlier of (A) the Closing Date and (B) the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Securities Act; and (ii) to furnish to the Underwriter, without charge, two copies of the Registration Statement in the form filed with the Commission (including exhibits thereto and documents incorporated by reference) and to furnish to the Underwriter in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Final Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(b)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          To furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.

(d)          Not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Final Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)          If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by the Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with applicable law.

(g)          To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request; provided that the Company shall not be required to (i) qualify to do business as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)          To make generally available to the Company’s security holders and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided that the Company will be deemed to have complied with such requirement by filing such earnings statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system).

The Company also covenants with Morgan Stanley that, without the prior written consent of Morgan Stanley, it will not, and will not publicly disclose an intention to, during the period ending 30 days after the date of the Final Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option, restricted and performance stock units, warrant or a similar security or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Final Prospectus, (C) the issuance by the Company of any shares of Common Stock, or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock pursuant to the Company’s incentive plans that are in effect as of the date hereof and described in the Registration Statement, Time of Sale Prospectus and Final Prospectus, (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the lock-up period set forth in such shareholder’s, officer’s or director’s individual lock-up agreement, and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the applicable lock-up period set forth in such shareholder’s, officer’s or director’s individual lock-up agreement, (E) any filing by the Company of a Registration Statement on Form S-8 relating to a share-based compensation plan of the Company and its subsidiaries, inducement award or employee share purchase plan that is, in each case, in effect as of the date hereof and disclosed in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, (F) the issuance by the Company of Common Stock or securities convertible into Common Stock in connection with an acquisition or business combination; provided that (i) the aggregate number of shares of Common Stock the Company may issue or agree to issue pursuant to this clause (F) during the Restricted Period shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the offering of the Shares pursuant to this Agreement and (ii) in the case of any issuance pursuant to this clause (F), any recipient of shares of Common Stock shall have executed and delivered to the Underwriter a lock-up agreement in the forms attached as Exhibit A hereto or (G) the issuance by the Company of Common Stock, options exercisable for Common Stock, securities convertible into Common Stock or any similar security, in each case, solely in connection with any accelerated share repurchase program.

8.          Covenants of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, covenants with the Underwriter as follows:

(a)          Each Selling Shareholder will deliver to the Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)          Each Selling Shareholder will deliver to the Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

9.          Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Final Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriter pursuant to subsections (iii) and (iv) shall not exceed $30,000 in the aggregate), (v) all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 9.  It is understood, however, that except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, the Selling Shareholders will pay all of the underwriting commissions and discounts in connection with the sale and delivery of the Shares, and their costs and expenses (including the expenses of their counsel).

The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Selling Shareholders and the Company may otherwise have for the allocation of such expenses among themselves.

10.          Covenants of the Underwriter.  The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.          Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless the Underwriter, the Selling Shareholders, the beneficiaries of the Selling Shareholders, the trustee on behalf of the Selling Shareholders, each person, if any, who controls the Underwriter or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonably incurred and documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Final Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) any Underwriter Information furnished to the Company in writing by the Underwriter, or (ii) any Selling Shareholder Information furnished to the Company in writing by the Selling Shareholders, in each case expressly for use therein.

(b)          Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Final Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that each Selling Shareholder shall only be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with the Selling Shareholder Information. The liability of each Selling Shareholder under the representations and warranties contained in this Agreement and under the indemnity and contribution agreements contained in this Section 11 shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Shareholder from the sale of Shares sold by such Selling Shareholder under this Agreement.

(c)          The Underwriter agrees to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Final Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, any road show or the Final Prospectus or any amendment or supplement thereto; it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Time of Sale Prospectus and the Final Prospectus: the first, second, fifth, sixth and eighth sentence of the paragraph under the heading “Price Stabilization and Short Positions” under the caption “Underwriting” in the Final Prospectus (such information, the “Underwriter Information”).

(d)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), Section 11(b) or Section 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred and documented fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders, all beneficiaries of the Selling Shareholders, the trustee on behalf of the Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders, such beneficiaries of the Selling Shareholders, such trustee on behalf of the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys‑in‑fact for the Selling Shareholders under the Powers of Attorney.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days  prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)          To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the actual and documented amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders bear to the result of the price at which the Underwriter sells the Shares less the price at which the Underwriter purchases the Shares from the Selling Shareholders.  The relative fault of the Company and the Selling Shareholders together on the one hand, and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either the Company or any Selling Shareholder or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)          The Company, the Selling Shareholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred and documented by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)          The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, or by or on behalf of any Selling Shareholder, any  beneficiary of a Selling Shareholder, any person controlling any Selling Shareholder or any trustee acting on behalf of any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.          Termination.  The Underwriter may terminate this Agreement immediately upon notice to the Company, at any time at or prior to the Closing Date, if (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, NYSE-Amex, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities, and (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in Morgan Stanley’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in Morgan Stanley’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Final Prospectus.

13.          Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 12(ii), the Company or the Selling Shareholders (severally and not jointly), as applicable, shall reimburse the Underwriter for all of its documented out‑of‑pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter, or as specified in Section 9.

14.          Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder, their respective officers and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, any Selling Shareholder or any of their officers or directors or any controlling person, or other person referred to in Section 11 as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

15.          Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Underwriter:

Morgan Stanley & Co. LLC,
1585 Broadway
New York, New York 10036
Attention: Equity Syndicate Desk, with a copy to the Legal Department with a copy to:

Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: Meghan McDermott

If to the Company:

News Corporation
1211 Avenue of the Americas
New York, New York 10036
Attention:  Legal Department

with a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention:  Andrew Fabens

If to the Selling Shareholders, (x) prior to the Closing Date:

Cruden Financial Services LLC
c/o Sullivan & Cromwell LLP
125 Broad St
New York, New York 10004-2498
Attention: Francis J. Aquila, Audra Cohen and Mimi Wu

(y) on or after the Closing Date:

MFT SH Family Trust
Peak Trust Company-NV
1840 East Warm Springs Road, Suite 105,
Las Vegas, NV 89119
Attention: Nichole King
nking@peaktrust.com

EM 2025 Family Trust
Rise Fiduciary Services II LLC
c/o McDonald Carano
100 W. Liberty Street, Tenth Floor
Reno, NV 89501
Attention: Paula Wardynski
Email: pw@freelandsgroup.com; Katherine@freelandsgroup.com; md@freelandsgroup.com

MacLeod Family Discretionary Trust
Ebor Management Company Limited
P.O. Box 1905
Jackson, WY 83001
Attention: Tricia Overdyke and John Thorpe
Email: Tricia.Overdyke@willowstreetgroup.com; john@macdoch.com with a copy to:

Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue, New York, NY 10001
Attention: Andrew Pitts and C. Daniel Haaren

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

16.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 11 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.

17.          Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.          Governing Law and Waiver of Jury Trial Provisions.  (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b)          Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

19.          No Advisory or Fiduciary Responsibility.  The Company and each Selling Shareholder acknowledge and agree that: (i) the offering of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and each Selling Shareholder, on the one hand, and the Underwriter, on the other hand, and the Company and each Selling Shareholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Shareholders, and the Underwriter has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Selling Shareholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, any Selling Shareholder, the Underwriter or any of them, with respect to the subject matter hereof.  The Company and each Selling Shareholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any Selling Shareholder may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty.

Each Selling Shareholder further acknowledges and agrees that, although the Underwriter may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriter is not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that the Underwriter is making such a recommendation.

20.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.          Compliance with USA PATRIOT Act.  In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify their respective clients.

22.          General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement.   For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Underwriter of a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Very truly yours,

NEWS CORPORATION

By:	/s/ Lavanya Chandrashekar
	Name:	Lavanya Chandrashekar
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

SELLING SHAREHOLDERS:

CRUDEN FINANCIAL SERVICES LLC, as trustee of the MFT SH Family Trust and not in its own capacity

By:	/s/ William Barr
	Name:	William Barr
	Title:	President

CRUDEN FINANCIAL SERVICES LLC, as trustee of the EM 2025 Family Trust and not in its own capacity

By:	/s/ William Barr
	Name:	William Barr
	Title:	President

CRUDEN FINANCIAL SERVICES LLC, as trustee of the Macleod Family Discretionary Trust and not in its own capacity

By:	/s/ William Barr
	Name:	William Barr
	Title:	President

[News Corp – Signature Page to Underwriting Agreement]

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC, as the Underwriter

By:	/s/ Daniel Croitoru
	Name:	Daniel Croitoru
	Title:	Vice President

[News Corp – Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Shares To Be Sold
MFT SH Family Trust	4,690,431
EM 2025 Family Trust	4,690,431
MacLeod Family Discretionary Trust	4,690,431
Total:	14,071,293

I-1

SCHEDULE II

Underwriter	Number of Shares To Be Purchased
Morgan Stanley & Co. LLC	14,071,293
Total:	14,071,293

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued September 8, 2025

2.	Press Release announcing Nevada Family Trust resolution dated September 8, 2025.

3.	Pricing Information Provided Orally by Underwriter:

The public offering price per share for the Shares is $32.45.

The number of Shares purchased by the Underwriter from the Selling Shareholders is 14,071,293.

III-1

SCHEDULE IV

Lock-up Parties

Chairman Emeritus

1.	K. Rupert Murdoch

Executive Officers & Directors

1.	Lachlan K. Murdoch

2.	Robert J. Thomson

3.	Ruth Allen

4.	Lavanya Chandrashekar

5.	David B. Pitofsky

Remaining Shareholder

1.	LGC Holdco, LLC

IV-1

EXHIBIT A

[FORM OF LOCK-UP AGREEMENT]

[____________], 20[__]

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley” or the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with News Corporation, a Delaware corporation (the “Company”) and the selling shareholders named in Schedule II to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the Underwriter, of 14,071,293 shares (the “Shares”) of the Class B Common Stock, par value $0.01 per share of the Company (the “Common Stock”).

To induce the Underwriter that may participate in the Public Offering to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 12 months1/30 days2 after the date of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering (the “Final Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The foregoing paragraph shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering [(other than shares acquired by the undersigned from the Departing Member Trusts (as defined in the Final Prospectus) as part of the Transactions (as defined in the Final Prospectus)]3; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions,

[1]	12-month lock-up for the LGC Holdco, LLC.
[2]	30-day lock-up for the Chairman Emeritus, directors and officers
[2]	For LGC Holdco, LLC only.

(b) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable for Common Stock (i) as a bona fide gift or charitable contribution, or for bona fide estate planning purposes, (ii) if the undersigned is a natural person, to any member of the undersigned’s immediate family (as defined below) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or if the undersigned is a trust, to a trustor, a trustee or a beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust, (iii) if the undersigned is a corporation, partnership, limited liability company, or other business entity, (1) to limited partners, trust beneficiaries, members, stockholders or holders of similar equity interests in the undersigned (or in each case its nominee or custodian) or (2) to another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, (iv) upon death or by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, or (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b)(i) through (b)(iv); provided that in the case of any transfer or distribution pursuant to clauses (b)(i) through (b)(v), (x) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement for the balance of the Restricted Period and (y) any filing required by Section 13 or 16 of the Exchange Act shall indicate that such transfer is being made pursuant to circumstances described in clause (b)(i) through (b)(v), as applicable, and that no other public announcement or filing shall be required or shall be voluntarily made during the Restricted Period,

(c) the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) except for transfers that are otherwise permitted by other provisions set forth under this Agreement, such plan does not provide for the transfer of Common Stock under such applicable trading plan during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that, except for transfers that are otherwise permitted by other provisions set forth under this Agreement, no transfer of Common Stock may be made under such plan during the Restricted Period,

(d) transfers to the Company (i) pursuant to the terms of the New Stockholders Agreement (as defined in the Final Prospectus) or (ii) in connection with the repurchase of shares of Common Stock (or any security convertible into or exercisable for Common Stock) granted under any existing stock incentive plan or stock purchase plan of the Company, which plan is described in the Final Prospectus (including the information incorporated by reference therein); provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (d); provided, further, that no other public announcement or filing shall be required or shall be voluntarily made during the Restricted Period,

(e) the transfer of shares of Common Stock (or any security convertible into or exercisable for Common Stock) to the Company pursuant to any existing stock incentive plan or stock purchase plan of the Company, in each case, which plan is described in the Final Prospectus (including the information incorporated by reference therein), upon a vesting or settlement event of the Company’s restricted stock units or other securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to the Company necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or the Common Stock issuable upon the exercise thereof) or shares of Common Stock to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the restricted stock unit, option or other equity award; provided that (i) the shares received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to this agreement, (ii) if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (e), and (iii) no other public announcement or filing shall be required or shall be voluntarily made during the Restricted Period,

(f) the transfer or disposition of the undersigned’s Common Stock (or any security convertible into or exercisable for Common Stock) that occurs by operation of law, pursuant to the rules of descent and distribution or pursuant to a qualified domestic order or in connection with a divorce settlement; provided that (i) the undersigned shall use their reasonable best efforts to cause any transferee to sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) any associated filing under Section 13 or Section 16(a) of the Exchange Act shall clearly indicate that the filing relates to the circumstances described in this clause (f), and (iii) no other public announcement or filing shall be required or shall be voluntarily made during the Restricted Period, [and]

(g) the transfer of shares of Common Stock (or any security convertible into or exercisable for Common Stock) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the capital stock of the Company involving a change of control (as defined below) of the Company which occurs after the consummation of the Public Offering, is open to all holders of the Company capital stock and has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement[.][,]

(h) [pledges of Common Stock (or any security convertible into or exercisable for Common Stock) as collateral in accordance with and subject to the terms and conditions of the LGC Holdco loan agreement (as defined in the Final Prospectus) and any related pledge and security agreements that were entered into prior to or concurrently with the date hereof (as the same may be amended, supplemented, modified, extended, refinanced, replaced and/or renewed from time to time including, without limitation, any pledge of additional Common Stock or any security convertible into or exercisable for Common Stock, in accordance with the terms and conditions of such loan agreement and any related pledge and security agreements) (collectively, the “Pledged Shares”), and any subsequent foreclosure on and/or other disposition  initiated by the secured party of such Pledged Shares, in accordance with and subject to the terms and conditions of such loan agreement and any related pledge and security agreements; provided, however, that, with respect to this clause (h), the undersigned shall provide Morgan Stanley with prior written notice during the Restricted Period informing them of any public filing, report or announcement made by or on behalf of the undersigned and/or its affiliates with respect thereto, and

(i) sales of shares of Common Stock in an amount necessary to raise proceeds to pay any interest payment required to be paid during the Restricted Period solely pursuant to the LGC Holdco loan agreement permitted pursuant to clause (h) hereof; provided that (i) if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (i), and (ii) no other public announcement or filing shall be required or shall be voluntarily made during the Restricted Period.]4

[4]	For LGC Holdco, LLC only.

For purposes of this agreement, (i) “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin and (ii) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company. The undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (provided that, in the case of any such confidential or non-public submission, (a) the undersigned or the Company shall give Morgan Stanley written notice at least two business days prior to such submission, (b) no public announcement of such demand or exercise of rights shall be made, (c) no public announcement of such confidential or non-public submission shall be made and (d) no such confidential or non-public submission shall become a publicly available registration statement during the Restricted Period). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if (i) the Underwriter, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering; (ii) the Underwriting Agreement does not become effective by September 12, 2025; or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder; then this agreement shall automatically terminate and the undersigned shall be released from all obligations under this agreement.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. Delivery of an executed counterpart of a signature page to this agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

The undersigned acknowledges and agrees that the Underwriter has not provided any recommendation or investment advice to the undersigned with respect to this agreement or the subject matter hereof nor has the Underwriter solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors with respect to this agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriter may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriter is not making a recommendation to you to enter into this agreement, participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that the Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriter.

This agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,
(Name)[1]

[1]	Modify signature block for legal entities.